Consent of Independent Registered Public Accounting Firm

     We have issued our report dated October 14, 2005 accompanying the financial statements of Insured Municipals Income Trust, 209th Insured Multi-Series as of August 31, 2005, and for the period then ended, contained in this Post-Effective Amendment No. 9 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Independent Registered Public Accounting Firm".


                                        Grant Thornton LLP


New York, New York
December 22, 2005